Exhibit 107

Filing Fee Tables

Form S-8
(Form Type)

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Common Stock, par value $0.0001 per share
2018 Equity Incentive Plan	1,676,682(2)	$59.84(4)	$ 100,332,650.88(4)	0.0000927	$9,300.84
2018 Employee Stock Purchase Plan	335,336(3)	$50.86(5)	$ 17,055,188.96(5)	0.0000927	$1,581.02
Total Offering Amounts	2,012,018		$117,387,839.84		$10,881.86
Total Fees Previously Paid					$—
Total Fee Offset					$—
Net Fee Due					$10,881.86
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”) set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)Represents additional shares of Common Stock reserved for future issuance under the 2018 Plan.
(3)Represents additional shares of Common Stock reserved for future issuance under the 2018 ESPP.
(4)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 25, 2022.
(5)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 25, 2022, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2018 ESPP.